Exhibit 4.3

EXECUTION COPY

FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST AMENDMENT dated as of October 24, 2007 (this “Amendment”), to the CREDIT AGREEMENT dated as of April 12, 2007 (as otherwise amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among, inter alia, MACDERMID HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), MATRIX ACQUISITION CORP., a Connecticut corporation, and MACDERMID, INCORPORATED, a Connecticut corporation (as successor to Matrix Acquisition Corp., the “Borrower”), the LENDERS from time to time parties thereto and CREDIT SUISSE, as Administrative Agent and as Collateral Agent (such terms having the meanings provided in the Credit Agreement).

A. Holdings, the Borrower and the Administrative Agent, among others, are parties to the Credit Agreement.

B. Holdings and the Borrower have requested that the Lenders agree to amend certain provisions of the Credit Agreement as set forth in this Amendment.

C. The Lenders whose signatures appear below, constituting at least the Required Lenders, are willing to amend the Credit Agreement on the terms and subject to the conditions set forth herein.

D. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement, as amended hereby.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendment of the Credit Agreement. The Credit Agreement is hereby amended, effective as of the First Amendment Effective Date (as defined below), as follows:

(a) Amendment of Section 1.01. Section 1.01 is revised by inserting the following definitions in the appropriate alphabetical order therein:

“First Amendment” shall mean the First Amendment to this Agreement, dated as of October 24, 2007.

“First Amendment Effective Date” shall mean October 24, 2007, the date on which the conditions set forth in Section 3 of the First Amendment are satisfied.

“Proposed Disposition” shall mean the proposed sale of all of the Equity Interests in MacDermid Colorspan, Inc. and certain related assets of MacDermid Acumen, Inc. as provided for in the Stock Purchase Agreement dated as of September 12, 2007 (the “Stock Purchase Agreement”) by and among Hewlett-Packard Company, MacDermid Colorspan, Inc., MacDermid, Incorporated, MacDermid Printing Solutions, LLC, and for limited purposes MacDermid Acumen, Inc.

(b) Amendment of Section 8.04. Section 8.04 is revised by adding the following at the end of paragraph (f) of such Section:

“and the Proposed Disposition so long as (x) 90% of the Net Cash Proceeds received with respect thereto are applied no later than the tenth Business Day following the completion of the Proposed Disposition to prepay outstanding Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and (y) the remaining 10% of the Net Cash Proceeds received with respect thereto are applied no later than the tenth Business Day following the completion of the Proposed Disposition to prepay other outstanding Indebtedness of the Borrower and its Subsidiaries; provided, however, that it is understood and agreed that (I) any Net Cash Proceeds from the Proposed Disposition that are deposited with an escrow agent pursuant to and in accordance with the terms of the Stock Purchase Agreement (and which shall not exceed $7,000,000 in the aggregate) shall not be required to be utilized to prepay Indebtedness pursuant to this paragraph (f) as and when so required by such escrow agent and (II) such amounts so received by such escrow agent shall be treated as Net Cash Proceeds received by the Borrower and its Subsidiaries from an Asset Sale and applied in accordance with Section 2.05(b)(ii) as and when such amounts (if any) are released by such escrow agent and distributed to the Borrower or any of its Subsidiaries”

SECTION 2. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, Holdings and the Borrower represent and warrant to each of the Lenders, the Administrative Agent and the Collateral Agent that, as of the First Amendment Effective Date:

(a) This Amendment has been duly authorized, executed and delivered by Holdings and the Borrower, and each of this Amendment and the Credit Agreement, as amended hereby, constitutes each of Holdings’ and the Borrower’s legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) The representations and warranties set forth in the Credit Agreement and each other Loan Document are, after giving effect to this Amendment, true and correct in all material respects on and as of the First Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects as of such earlier date.

(c) No Default or Event of Default has occurred and is continuing.

SECTION 3. Conditions of Effectiveness of this Amendment. This Amendment shall become effective on the date (the “First Amendment Effective Date”) on which:

(a) The Administrative Agent shall have received duly executed and delivered counterparts of this Amendment that, when taken together, bear the signatures of Holdings, the Borrower and the Required Lenders.

(b) The Borrower shall have paid to the Administrative Agent all outstanding fees, costs and expenses owing to the Administrative Agent as of such date.

SECTION 4. Effect of Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle Holdings or the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b) On the First Amendment Effective Date, the Credit Agreement shall be amended as provided herein. The parties hereto acknowledge and agree that (i) this Amendment and any other Loan Documents executed and delivered in connection herewith do not constitute a novation, or termination of the “Obligations” (as defined in the Loan Documents) under the Credit Agreement and the other Loan Documents as in effect prior to the First Amendment Effective Date; (ii) such “Obligations” are in all respects continuing (as amended hereby) with only the terms thereof being modified to the extent provided in this Amendment; and (iii) the Liens and security interests as granted under the Collateral Documents securing payment of such “Obligations” are in all such respects continuing in full force and effect and secure the payments of the “Obligations”.

(c) This Amendment shall constitute a Loan Document and shall be administered and construed pursuant to the terms of the Credit Agreement (including, without limitation, Article IX thereof).

SECTION 5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 6. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 8. Releases. The Lenders whose signatures appear below, constituting at least the Required Lenders, hereby authorize and instruct the Administrative Agent and the Collateral Agent, consistent with Section 7.15 of the Pledge and Security

Agreement and at the request and sole expense of the Borrower at any time on or after the date of the consummation of the Proposed Disposition, to execute and deliver to the Borrower all releases or other documents reasonably necessary or desirable for the release of the Liens created by the Collateral Documents on any Collateral that is being disposed of in connection with the Proposed Disposition and the release of MacDermid Colorspan, Inc. as a Guarantor and Grantor under such Loan Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

MACDERMID HOLDINGS, LLC

By:	/s/	Frank J. Monteiro

	Name:	Frank J. Monteiro
	Title:	VP of Finance & Treasurer

MACDERMID, INCORPORATED

By:	/s/	Frank J. Monteiro

	Name:	Frank J. Monteiro
	Title:	VP of Finance & Treasurer

First Amendment to Credit Agreement

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Collateral Agent

By:	/s/	Judith E. Smith

	Name:	Judith E. Smith
	Title:	Director

By:	/s/	Doreen Barr

	Name:	Doreen Barr
	Title:	Vice President

First Amendment to Credit Agreement